SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) July 9, 2012 (July 11, 2012)

ELEPHANT TALK COMMUNICATIONS CORP.

(Exact name of registrant as specified in Charter)

Delaware	000-30061	95-4557538
(State of other Jurisdiction of incorporation)	(Commission file no.)	(IRS employer identification no.)

Schiphol Boulevard 249, 1118 BH Luchthaven Schiphol, the Netherlands
(Address of principal executive offices)

+ 1 31 20 653 5916

(Issuer's telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 9, 2012, Mr. Jacques Kerrest resigned from the Board of Directors (the “Board”) of Elephant Talk Communications Corp. (the “Company”) to focus on other business activities. At the time of his resignation, Mr. Kerrest was the Chairman of the Audit and Finance Committee (the “Audit Committee”), a member of the Nominating and the Corporate Governance Committee (the “Nominating Committee”) and a member of Compensation Committee (the “Compensation Committee”, together with the Audit Committee and the Nominating Committee, the “Committees”) of the Company. Mr. Kerrest did not resign as a result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

On July 11, 2012, the Board unanimously appointed Mr. Phil Hickman, a member of the Board and each of the Committees, to serve as the Chairman of the Audit Committee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ELEPHANT TALK COMMUNICATIONS CORP.

By:	/s/ Steven van der Velden
Steven van der Velden
Chief Executive Officer

Dated: July 11, 2012